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                                                                 EXHIBIT 10.12.3




                            [CD RADIO LETTERHEAD]



                                                     January 28, 1997

Mr. Robert D. Briskman
CD Radio Inc.
1001 22nd Street, N.W.
Washington, D.C. 20037


        Re:  Extension of Employment Agreement

Dear Rob:

        By this letter CD Radio Inc. (the "Company") hereby confirms to you its extension of the term of your Employment and Noncompetition Agreement dated as of February 2, 1994 (the "Agreement") for an additional one (1) year period, with the term of the Agreement now to end as of January 1, 1998. It is understood that the terms and conditions of your employment will in all other respect continue to be controlled by the Agreement with the exception that all provisions of the Agreement (including any nondisclosure and noncompetition provisions included in therein or dependent thereon) are hereby deemed to be amended in any relevant respect as may be required to reflect that the end of your term of employment thereunder will now expire as of January 1, 1998.

        Kindly confirm and acknowledge your agreement to the foregoing and your willingness to continue in the Company's employ on the terms and conditions of the Agreement as hereby amended by signing and returning to the Company the attached copy of this Letter.

                                                     Sincerely,

                                                     /s/ DAVID MARGOLESE

                                                     David Margolese
                                                     Chairman and Chief
                                                       Executive Officer



Confirmed and Acknowledged:

/s/ ROBERT D. BRISKMAN      1/30/97
---------------------------
    Robert D. Briskman